Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Entourage Mining Ltd. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2008 (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 11, 2009

/s/ Gregory F. Kennedy
Gregory F. Kennedy, President and C.E.O.
(Principal Executive Officer)

Date: June 11, 2009

/s/ Pradeep Varshney
Pradeep Varshney, Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Entourage Mining Ltd. and will be retained by Entourage Mining Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.